Exhibit 99.4

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

DUCOMMUN INCORPORATED

Exchange Offer for All Outstanding

9.750% Senior Notes due 2018
(CUSIP Nos. 264147 AB5 and U26479 AA0)
for new 9.750% Senior Notes due 2018
that have been registered under the Securities Act of 1933, as amended

Pursuant to the Prospectus dated                 , 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Ducommun Incorporated, a Delaware corporation (the “Company”) is offering to exchange (the “Exchange Offer”), upon the terms and subject to the conditions set forth in the prospectus dated                 , 2011 (the “Prospectus”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”), up to $200,000,000 in aggregate principal amount of new 9.750% Senior Notes due 2018 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 9.750% Senior Notes due 2018 (the “Outstanding Notes”). The Exchange Offer is being made pursuant to the registration rights agreement that the Company entered into with the initial purchasers in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Prospectus dated                 , 2011;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if, at or prior to the Expiration Time, certificates representing the Outstanding Notes cannot be delivered to the Exchange Agent, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent or the procedures for book-entry transfer cannot be completed;

4. A form of letter that may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. IRS Form W-9 and Instructions on IRS Form W-9.

Your prompt action is required. The Exchange Offer will expire at 5:00 p.m., New York City time on                 , 2011 unless extended. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time at or prior to the Expiration Time.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, must be sent to the Exchange Agent, and certificates representing the Outstanding Notes must be delivered to the Exchange Agent (or book-entry transfer of the Outstanding Notes must be made into the Exchange Agent’s account at DTC), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by such brokers, dealers, commercial banks and trust companies as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

Any inquiries you may have with respect to the procedure for tendering Outstanding Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

DUCOMMUN INCORPORATED

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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